INTEGRATED TECHNOLOGY GROUP

                          SECURED CONVERTIBLE DEBENTURE
                               PURCHASE AGREEMENT



                                FEBRUARY 19, 2002

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                SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

         THIS SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this "Agreement") is made as of February 19th, 2002 (the "Effective Date"), by and among Integrated Technology Group Inc., a Nevada Corporation, with its principal place of business at 301 West Main, Suite 500, Ardmore, Oklahoma 73401 (the "Company") and the Brighton Opportunity Fund a California limited partnership with its principal place of business at 1801 Century Park East , Suite 1235, Los Angeles, California 90067 (the "Purchaser").

                                    AGREEMENT

         In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

         SECTION 1. AUTHORIZATION OF BORROWING AND SALE OF THE SHARES. Subject to the terms and conditions of this Agreement, the Company has, or before the Closing (as defined below) will have, authorized the borrowing of $300,000 pursuant to a debenture attached hereto as Exhibit A ("Debenture") and made reservation of the sale and issuance of Six Hundred Fifty Thousand (650,000) shares of its common stock to be issued in the event of Conversion of the Debenture ("Shares") to the Purchaser.

         SECTION 2. AGREEMENT TO BORROW AND SELL AND PURCHASE THE SHARES.

         2.1. At the Closing (as defined in Section 3.1 hereof), the Company shall borrow pursuant to the Debenture as follows:

              1. An executed copy of the Debenture Dated February 19, 2002; and

              2. One Million Three Hundred Thousand (1,300,000) Shares collateral, with evidence of transfer to the securities account in the name of Purchaser as specified in Exhibit B hereto prior to Closing ( "The Collateral Shares"). The Collateral Shares are delivered as collateral for the performance of the Registration provisions set forth in Paragraphs 8.1 and 8.2 by Harold H. Holden and said Collateral Shares shall be returned to Holden upon the completion of Registration of the 650,000 shares, set forth in Paragraph 8.2.

              3. The term "Shares" shall include the Collateral Shares.


         SECTION 3. CLOSING AND DELIVERY.

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         3.1. Closing. The closing of the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall be held as soon as practicable after the execution of this Agreement at the law offices of Jacques Chen 1801 Century Park East, 12th Floor, Los Angeles, CA 90067, or on such other date and place as may be agreed to by the Company and the Purchaser. The Company shall give at least one (1) business day prior written notice to the Purchaser, in a manner provided for in Section 9.4 hereof, of the date, time and location of the Closing. At or prior to the Closing, the Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the "Closing Date").

         3.2. Delivery of the Shares at the Closing. At or prior to the Closing, the Company shall deliver to the Purchaser the Collateral Shares and Debenture.

         SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.


         4.1. Organization and Standing. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted.

         4.2. Corporate Power; Authorization. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Shares and carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights, (b) as limited by equitable principles generally, whether such enforceability is considered in a proceeding in equity or at law, and (c) as rights to indemnity or contribution hereunder may be limited by federal or state securities laws or principles of public policy. Except as would. not individually or in the aggregate have a material adverse effect on, or result in a material adverse change in, the business, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or render this Agreement, or any portion hereof, invalid or unenforceable or impair in any material respect the ability of the Company to perform fully its obligations hereunder (any of the foregoing shall be referred to herein as a "Material Adverse Effect"), the execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions

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of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any statute, law, rule or regulation applicable to the Company, (iii) any state or federal order, judgment or decree applicable to the Company, or (iv) any indenture, mortgage, lease or other agreement or instrument to which the Company or any of its properties is subject.

         4.3. Issuance and Delivery of the Shares. The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the shareholders of the Company or its subsidiaries or any liens or encumbrances. No holder of any of the Company's securities has been granted any registration rights other than the registration rights set forth herein.

         4.4. Disclosure Documents; Financial Statements.

              (a) Each statement or report included as part of the periodic reports filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to Sections 13, 14(a) and (d) of the Securities Exchange Act of 1934 (the "Exchange Act") is true and complete in all respects. The Company has filed in a timely manner all documents ("Disclosure Documents") that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Exchange Act during the twelve (12) months preceding the date of this Agreement other than a Form 8-K reporting sale of shares pursuant to Regulation S in January 2002.

              (b) As of their respective filing dates (or, if amended, when amended), the Disclosure Documents complied in all material respects with the requirements of the Exchange Act and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC document. The Disclosure Documents, did not contain any untrue statement of fact or omit to state facts required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.


              (c) The financial statements of the Company and its subsidiaries included or incorporated by reference in the Disclosure Documents comply in all respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and fairly present the financial position of the Company and its subsidiaries at the dates thereof and the results of its

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operations and cash flows for the periods then ended (subject, in the case of the unaudited statements having been prepared in accordance with GAAP for interim financial information including normal recurring adjustments). Since the date of the Financial Statements, there has been no material commitment of the Company or any of its subsidiaries which is not reflected in the Financial Statements except commitments made in the ordinary course of business.

         4.5. Intellectual Property. Each of the Company and its subsidiaries owns or, to the Company's knowledge, possesses adequate rights to use all material patents, patent rights, inventions, trade secrets and know-how described or referred to in the Offering Memorandum as owned or used by it or that are necessary for the conduct of its lousiness as presently conducted and as described in the Disclosure Documents. Each of the Company and its subsidiaries has not received any notice of, nor has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret or know how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         4.6. Capitalization. As of September 30, 2001 (the "Share Date"), the Company had authorized 20,000,000 shares of $ .01 per share par value common stock (the "Common Stock") of which 11,225,000 shares were issued and outstanding and 10,000,000 shares of $ .01 per share par value preferred stock of which 9,535,000 shares are designated as Series A Cumulative Preferred Stock, all of which are issued and outstanding . Except for 18,353 shares of Common Stock issued on January 10, 2002, and approximately 100,000 shares reserved for issuance to H. Scott Holden plus 650,000 shares reserved for issuance for Harold
H. Holden and another 100,000 incorrectly issued shares which are to be returned for cancellation, there have been no changes in the outstanding capital stock of the Company since the Share Date except for, grants of options pursuant to option plans described in the Disclosure Documents and to the extent that certain outstanding options, convertible securities and warrants may have been exercised. The certificates evidencing the Shares are in due and proper legal form in and have been duly authorized for issuance by the Company. Except as noted in this Section 4.1, all of the issued and outstanding securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with Federal, state and other applicable laws and were issued without violation of any preemptive, co-sale or other right. Except as otherwise disclosed in the Disclosure Documents, there are no outstanding options, warrant, agreement or other right calling for the issuance or redemption of, and there is no commitment, plan or arrangement to issue or redeem, any securities of the Company. The Company owns, beneficially and of record, all of the securities of each of its subsidiaries. Neither the Company nor any of its subsidiaries has any binding agreement with respect to the acquisition or purchase of the securities of or owned by any person or entity or the acquisition of the business, assets or liabilities of any person or entity, and neither the Company nor any of its subsidiaries has any agreement or understanding with respect to the disposition or sale of their business, assets or property other than in the ordinary course of their business.

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         4.7. Litigation. Except as disclosed in the Disclosure Documents, there is no pending or, to the Company's knowledge, threatened action, suit or other proceeding to which the Company or its subsidiaries is a party or to which its property or assets are subject which would have a Material Adverse Effect other than that which has been formally waived or otherwise acquiesced to in writing; and no labor disturbance by the employees of the Company or any subsidiary exists or is imminent which would have a Material Adverse Effect.


         4.8. No Defaults. Neither the Company nor any of its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or any organizational documents, or is in breach with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound which violation, default or breach would have a Material Adverse Effect; and there does not exist any state of facts which constitutes ail event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

         4.9. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement ("Consents") except for (a) such Consents which are not material, (b) compliance with the securities and blue sky laws in the states and other jurisdictions in which Shares are offered and/or sold, which compliance will be effected in accordance with such laws, and (c) the filing and effectiveness of a Registration Statement and any amendments thereto with the SEC as contemplated by Section 8.1 hereof. The Company and its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including but not limited to, all applicable local, state and federal environmental laws and regulations, except where the failure to so comply would not have a Material Adverse Effect.

         4.10. Taxes. Each of the Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon except for such taxes as are being contested in good faith, and the Company has no knowledge of any tax deficiency winch has been or might be asserted or threatened against the Company or its subsidiaries which would have a Material Adverse Effect.

         4.11. Insurance. The Company and its subsidiaries maintain property, general liability, directors and officers and errors and omissions insurance policies of the types and in the amounts generally deemed adequate for its business covering all risks customarily insured against, all of which insurance is in full force and effect.

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         4.12. Investment Company. The Company is not an "investment company"
within the meaning of the investment Company Act of 1940, as amended.

         4.13. Listing; Maintenance of Listing. The Common Stock is traded on The Nasdaq Over the Counter Bulletin Board (the "Bulletin Board"). For so long as the Company is obligated to keep in effect the Registration Statement provided under Section 8 hereof, the Company shall use commercially reasonable efforts to maintain its authorization to trade on the Bulletin Board or a national securities exchange, as defined in the Exchange Act.

         4.14. No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchaser in
Section 5 hereof, no registration of the shares under the Securities Act is required in connection with the sale of the shares to the Purchaser as contemplated by this Agreement.

         4.15. Subsidiaries. All of the issued and outstanding securities of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with Federal, state and other applicable laws and were issued without violation of any preemptive, co-sale or other right.

         4.16. Material Adverse Effect. There has not been, since the date of the latest Disclosure Document any change or any development involving or which may reasonably be expected to involve a change in the condition (financial or other), business, operations, properties, or results of operations of the Company or its subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

         5.1. The Purchaser represents and warrants to and covenants with the Company that:

              (a) Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares and lending under the Debenture, including investments in securities issued by the Company. Purchaser has had the opportunity to meet with representatives of the Company in order to ask questions regarding the Company and the terms of this Agreement, and Purchaser has requested, received, reviewed and considered all information Purchaser deems relevant in making an informed decision to purchase the Shares and to lend pursuant to the Debenture.

              (b) Purchaser is purchasing the Shares and investing in the

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Debenture in the ordinary course of its business for its own account and with no present intention of distributing the Shares or interests in the Debenture or any arrangement or understanding with any other persons regarding the distribution of the Shares or interests in the Debenture.

              (c) Purchaser shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

              (d) Purchaser has, in connection with its decision to purchase the Shares and invest in the Debenture, relied with respect to the Company and its affairs solely upon the Disclosure Documents and the representations and warranties of the Company contained herein.

              (e) Purchaser is an "accredited investor" within the meaning of Rule 501 (a) (1), (2) or (3) of Regulation D promulgated under the Securities Act.

              (f) Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by Purchaser, this Agreement shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

         5.2. Purchaser is able to bear the economic risk of holding the Shares and the Debenture for an indefinite period, including the loss of Purchaser's entire investment. The Shares and the Debenture were not offered, or sold to Purchaser by any form of general solicitation or advertising, provided that the Purchaser and the Company are aware that the Purchaser may elect to sell any or all of the Shares or interest in the Debenture as soon as possible after the Closing.

         5.3. Purchaser understands that each of the representations and warranties of Purchaser may be relied upon by the Company in connection with the preparation and filing of the Registration Statement (as defined in Section 8.1 below).

         5.4. Purchaser understands that the Debenture and Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement; the Company shall provide stop transfer instructions to its transfer agent with respect to the Debenture and Shares in order to enforce the restrictions contained in this Section 5.4 and to confirm that Purchaser has complied with its obligations contained in Section 8.2 hereof, and (c) to the extent not covered by an effective registration statement under the Securities Act, each certificate representing Debenture or Shares shall be in the name of Purchaser and shall bear substantially the following legend (in addition to any

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legend required under applicable securities laws):

                  "THE SECURITIES REPRESENTED BY THIS, CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY ONLY BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSE) OF BY AN INVESTOR IF SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY DETERMINES THAT EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE."

         SECTION 6. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligations to complete the sale and issuance of the Debenture and, as required, the Shares and to deliver the Debenture and Shares to the Purchaser shall be subject to the following Conditions (to the extent not waived by the Company)

         6.1. Representations and Warranties Correct. The representations and Warranties made by the Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date and the obligations of the Purchaser which are to be performed or complied with on or prior to the Closing Date, have been so performed or complied with

         This Agreement may be terminated by the Company if the Closing has not transpired by the third day after the Effective Date for reasons other than a breach of this Agreement by the Company.

         SECTION 7. CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING. The Purchaser's obligation to accept delivery of the Shares and to lend pursuant to the Debenture for the Shares shall be subject to the following conditions (to the extent not waived by the Purchaser):

         7.1. Representations and Warranties Correct. The representations and warranties made, by the Company in Section 4 hereof shall be true and correct when made and as of the Closing Date and the obligations of the Company which are to be performed or complied with on or prior to the Closing Date have been so performed or complied with, and the Purchaser shall have received a certificate signed by the chief executive officer and chief financial officer of the Company, or such other officers of the Company, as agreed upon by the parties hereto, that each of such representations and warranties, as

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appropriate, is true and correct in all material respects on and as of the
Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and that the Company has performed and complied with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

         7.2. Legal Opinions. The Purchaser shall have received an opinion letter from Robert A. Forrester, Esq., counsel to the Company, without qualification, stating that the Debenture and Shares have been duly and validly issued by the Company to the Purchaser; (ii) the Agreement constitutes a valid binding and enforceable agreement against Purchaser in accordance with its terms
(iii) the Company is eligible to file a registration statement for registration of the Restricted Shares in the manner provided in Paragraph 8 hereof and there are no SEC restrictions or policies, to the best of the knowledge of the attorney, with respect to the Company's ability to effectuate the registration statement and achieve SEC registration as soon as practicable; (iv) that the Collateral Shares, upon transfer to the account of Purchaser are freely saleable by the Purchaser in open market transactions after August 16, 2002, should the company fail to register the Shares within 120 days of the Closing Date without restriction and that the attorney covenants to issue appropriate instructions to the transfer agent, if necessary, to authorize transfer of the Restricted Shares or the Collateral Shares immediately upon the written request of the Purchaser.

         7.3. Material Adverse Effect. There shall not have been, since the date of this Agreement, a change in the business, properties, operations, condition (financial or other) or results of operations of the Company or its subsidiaries, that could reasonably be expected to have a Material Adverse Effect.

         This Agreement may be terminated by the Purchaser if the Closing has not transpired by the third day after the Effective Date for reasons other than a breach of this Agreement by the Purchaser.

         SECTION 8. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

         8.1. Registration Procedures and Expenses. The Company is obligated to do the following:

              (a) As soon as practicable following the Effective Date and in any event no later than forty five (45) business days following the Effective Date, the Company shall prepare and file with the SEC one or more registration statements in order to register with the SEC the continuous resale by the Purchaser, from time to time, of the Shares into which the Debenture is convertible through the Bulletin Board or the facilities of any national securities exchange on which Common Stock is then traded, or in privately-negotiated transactions (a "Registration Statement"). The Company

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shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon thereafter as reasonably possible.

              (b) The Company shall prepare and file with the SEC (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, and (ii) such other filings required by the SEC, in each case as may be necessary to keep the Registration Statement continuously effective and not misleading until the earlier of (A) the second anniversary date of the Closing, or (B) such date as all of the Shares have been resold.

              (c) In order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser, the Company shall furnish to the Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as such Purchaser reasonably requests in conformity with the requirements of the Securities Act.

              (d) The Company shall file any documents reasonably required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

              (e) The Company shall bear all expenses in connection with the procedures in paragraphs (a) through (d) of this Section 8. 1.


              (f) With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Shares to the public without registration or pursuant to registration, the Company covenants and agrees to: (i) make and keep public information available, and those terms arc understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Shares,
(A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, and (B) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration under the Securities Act.

              (g) The Purchaser acknowledges that there may occasionally be times when the Company determines the use of the prospectus forming a part of the Registration Statement (the "Prospectus") should be suspended until such time as an amendment or supplement to the Registration statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use or the Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Purchaser, suspend the use of the Prospectus for two 30-day periods in any 365-day period based on the reasonable determination of the Company's Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential. The Company shall use its reasonable best efforts to minimize the length of the suspension period.

         8.2. Return of Shares. In the event that the Registration Statement is declared effective by the SEC on or before sixty days (60) from the Closing Date in a manner which enables the Purchaser to resale immediately all of the Shares, Purchaser will transfer to Harold H. Holden, a share certificate for One Million Three Hundred Thousand (1,300,000).

              (a) In the event that the Registration Statement is not declared effective by the SEC within sixty one (61) days, from the Closing Date in a manner which enables the Purchaser to immediately resale all of the Shares, 650,000 of the Collateral Shares shall be kept by Purchaser, fully paid, with no additional consideration required with no additional consideration required.

              (b) In the event that the Registration Statement is not declared effective by the SEC within one hundred twenty (120) days, from the Closing Date in a manner which enables the Purchaser to immediately resale all of the Shares, the remaining 650,000 Collateral Shares shall be kept by Purchaser, fully paid, with no additional consideration required.

         8.3. Indemnification. As used in this Section 8.3 the following terms shall have the following respective meanings:

              (a) "Registration Statement" shall mean the Registration
Statement referred to in Section 8.1 hereof, including any exhibit and amendment thereto, and any preliminary or final prospectus, and any supplement thereto; and

              (b) "Untrue Statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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

         The Company agrees to indemnify and hold harmless the Purchaser, in respect of the Shares purchased pursuant to this Agreement, from and against any losses, claims, damages or liabilities to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any Untrue Statement, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company shall reimburse as incurred such Purchaser for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to such Purchaser in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to, the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement.

         The Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement contained in the Registration Statement if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser shall reimburse as incurred the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity by a Purchaser under this Section 8.3 exceed the gross proceeds received by such Purchaser from the sale of Shares covered by such Registration Statement.

         Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate theorem, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for all legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses or more than one separate counsel for each indemnified party, it being understood that the Company shall not be responsible for the fees and expenses of more than one counsel for the Purchaser and the Other Purchasers as a group, unless the Purchaser and any Other Purchasers can not be represented by the same counsel because of a conflict of interest.

         8.4. Termination of Conditions and Obligations. The conditions precedent imposed by Section 5.4 hereof or this Section 8 upon the transferability of the Shares shall cease and or terminate as to any particular number of the Shares when such Shares shall have been otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.


         SECTION 9. MISCELLANEOUS.

         9.1. Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and Purchaser.

         9.2. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         9.3. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         9.4. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

              (a) if to the Purchaser, to:

                           Brighton Opportunity Fund
                           1801 Century Park East
                           Suite 1235
                           Los Angeles, California 90067
                           Telephone:       (310) 712-7972
                           Telecopier:      (310) 712-7973
                           Attention:  David Firestone

                           with a copy so mailed to:

                           Jeffer, Mangels, Butler & Marmaro LLP
                           2121 Avenue of the Stars, 10th Floor
                           Los Angeles, California 90067
                           Telephone:       (310) 201-3515
                           Telecopier:      (310) 712-8515
                           Attention:  Jeffrey E. Sultan, Esq


or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

              (b) if to the Company, at the address as set forth in the Disclosure Document.

         9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in California by California residents, without regard to conflicts of law principles.

         9.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

         9.7. Survival of Representations, Warranties and Agreements,
Definition of "Knowledge". Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares and the payment therefor; provided, however, all representations and warranties of the Company shall survive for a period of two years after the Closing Date. Any claim of a breach of representation or warranty made prior to the end of the applicable survival period which has not been finally resolved before the expiration of such period shall survive and remain a basis for such claim until finally resolved.

         9.8. Successors and Assigns. Except as otherwise expressly provided herein the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Neither the terms "successors" nor "assigns" as used herein shall include any entity or person who purchases Shares from the Purchaser after the Closing Date.

         9.9. Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibits and appendices, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         9.10. Payment of Fees and Expenses. Each of the Company and the Purchaser shall bear its own expenses with legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby provided, however, that the Company shall bear the costs described in Section 8. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         9.11. Confidentiality. Purchaser acknowledges and agrees that any information or data it has acquired from the Company, not otherwise properly in the public domain, was received in confidence. Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly Authorized representatives as of the day and year first above written.

                               the "Company"

                               Integrated Technology Group Incorporated

                               By: ________________________________________
                                   Scott Holden
                                   CEO

                                   "PURCHASER"

                                   Brighton Opportunity Fund, L.P., a California limited partnership

                                   By:  Brighton Advisors, a California limited
                                   liability company, its General Partner


                                   By:____________________________________
                                      David Firestone, President


                                   Address: 1801 Century Park East
                                            Suite 1235
                                            Los Angeles, California 90067



                                   __________________________________
                                   ___________, Esq., as to
                                   Paragraph 7.2 only


                                   Address: ____________________________

                                            ____________________________
                                            (Phone)

                                            ____________________________
                                            (Facsimile)